UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 23, 2007

NRDC ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-33749	26-0500600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Manhattanville Road
Purchase, NY 10577
(914) 272-8067
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (914) 272-8067

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 23, 2007, NRDC Acquisition Corp. (the “Company”) completed its initial public offering (“IPO”) of 41,400,000 Units (“Units”). Each Unit consists of one share of the Company’s Common Stock, $0.0001 par value per share (“Common Stock”), and one Warrant (“IPO Warrant”), each to purchase one share of the Company’s Common Stock at $7.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $414 million. A copy of the prospectus with respect to the IPO may be obtained from Banc of America Securities LLC, Capital Markets (Prospectus Fulfillment), 100 West 33rd Street, 3rd Floor, New York NY 10001.

Immediately prior to the closing of the IPO, the Company consummated a private placement (the “Private Placement”) of 8,000,000 warrants (the “Private Placement Warrants”) to NRDC Capital Management, LLC, an entity owned and controlled by the executive officers of the Company, generating gross proceeds of $8,000,000.  The Private Placement Warrants were sold at $1.00 per warrant and are substantially similar to the Warrants contained in the Units sold in the IPO.

Proceeds of $406,456,881 were placed in the Company’s trust account, including $391,966,881 of the proceeds from the IPO and the Private Placement and $14,490,000 million of deferred underwriting discounts and commissions.

Audited financial statements as of October 23, 2007 reflecting receipt of the proceeds received by the Company in connection with the IPO and the Private Placement are included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Audited Financial Statements

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2007	NRDC ACQUISITION CORP.

	By:	/s/ Richard A. Baker
Richard A. Baker
Chief Executive Officer

3